UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2009

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

   On May 18, 2009, the Federal Home Loan Bank of Seattle (the "Seattle Bank") issued a Member News notifying members that on May 12, 2009, under the terms of the Seattle Bank's Capital Plan ("the Capital Plan") the Seattle Bank's Board of Directors ("Board") suspended the issuance of Class A capital stock to support new advances, effective June 1, 2009. New advances will have to be supported by Class B capital stock, which can be used to reduce the Seattle Bank's risk-based capital deficiency.

In addition, the Seattle Bank's Capital Plan provides that the Seattle Bank may impose a redemption cancellation fee upon a member or a successor to a former member that has given notice of its intent to redeem Class A or Class B capital stock and subsequently revokes or cancels such redemption request. On May 12, 2009, the Board determined that, effective immediately, any member that had previously notified the Seattle Bank of its intent to withdraw its membership and rescinds its notice of intent to withdraw from membership on or before December 31, 2009, shall not be subject to a redemption cancellation fee. The Board also determined that any redemption cancellation fees applicable to the transfer of excess Class A or Class B capital stock from a member or successor to a another member shall also be waived through December 31, 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Member News dated May 18, 2009, issued by the Federal Home Loan Bank of Seattle.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: May 18, 2009	By: /s/ Richard M. Riccobono _ _
Richard M. Riccobono President and Chief Executive Officer

Exhibit Index

Exhibit No. Description
    Member News dated May 18, 2009, issued by the Federal Home Loan Bank of Seattle.